Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

As independent registered public accountants, we hereby consent to the use of our report dated March 30, 2006, and to all references to our Firm, included in or made a part of this Registration Statement on Form SB-2 relating to the registration of 34,008,400 shares.

/s/ PKF
Certified Public Accountants
A Professional Corporation
June 29, 2006